Exhibit 10.9

2020 EMPLOYEE STOCK PURCHASE PLAN
(As approved effective November 1, 2020)

1.Purpose. The purpose of the Plan is to provide eligible employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions or contributions (where permitted). It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted, and construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code. However, the Company makes no undertaking or representation to maintain such qualification. In addition, the Plan authorizes the purchase of Common Stock under a Non-Section 423(b) Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code, pursuant to rules, procedures or sub-plans adopted by the Board and designed to achieve tax, securities law or other objectives. Except as otherwise provided herein, the Non-Section 423(b) Component will operate and be administered in the same manner as the Section 423(b) Component.

2.Definitions.

(a)“Board” shall mean the Board of Directors of the Company or, as applicable, one or more individuals or a committee to which the Board has delegated authority or responsibility hereunder pursuant to Section 14(b).
(b)“Code” shall mean the United States Internal Revenue Code of 1986, as amended.
(c)“Common Stock” shall mean the common stock of the Company.
(d)“Company” shall mean Wolfspeed, Inc., a North Carolina corporation.
(e)“Compensation” shall mean the total cash remuneration paid, during the period of reference, to an Employee by the Employer, including but not limited to salary, wages, overtime, performance bonuses, commissions, incentive compensation, and salary continuation payments that are made pursuant to a payroll practice (e.g., vacation, holiday, sick and short-term disability pay paid to the Employee through an Employer’s payroll system), prior to deduction of any amounts the Employee elects to defer or exclude from income under a deferred compensation plan or an employee benefit plan of an Employer, such as the Company’s Section 401(k) plan and Section 125 cafeteria plans ("employee elective deferrals"). Notwithstanding the foregoing, “Compensation” shall not include: relocation, equalization (including goods and services allowances), sign-on and make-up bonuses; expense reimbursements of all types; payments in lieu of expenses; meal allowances; commuting or automobile allowances; any payments (such as guaranteed bonuses in certain foreign jurisdictions) with respect to which salary reductions are not permitted by the laws of the applicable jurisdiction; income realized as a result of participation in any stock plan, including without limitation any stock option, stock award, stock purchase or similar plan of an Employer; Employer contributions to and benefits from (except employee elective deferrals as provided above) any qualified retirement plan, other program of deferred compensation, welfare benefit plan or fringe benefit plan; any Employer contributions to U.S. Social Security and/or a public pension program established in an applicable foreign jurisdiction; any Employer contributions to unemployment taxes or workers’ compensation; costs paid by an Employer in connection with relocation, including gross-ups; any amounts accrued for the benefit of the Employee, but not paid, during the period of reference; and other items of remuneration that that the Stock Plan Manager determines, in his/her discretion and in a uniform and nondiscriminatory manner, are not part of the basic compensation of Employees. The Board shall have the discretion to determine the application of this definition to Employees outside the United States.

(f)“Designated Subsidiary” shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan either as a Section 423(b) Employer or Non-Section 423(b) Employer.
(g)“Employee” shall mean any individual who is treated as an active employee in the records of the Employer, other than such an individual who is subject to the laws of a country that would prohibit the Employee’s participation in the Plan.
(h)“Employer” shall mean the Company or any Designated Subsidiary.
(i)“Enrollment Date” shall mean the first day of a Participation Period.
(j)“Fair Market Value” shall mean, as of any date, the value of the Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or national market system, including without limitation the NASDAQ Global Select Market, its Fair Market Value shall be the closing price for such stock quoted on such exchange on the date of determination, as reported by the Nasdaq-Amex Reporting Service or such other source as the Board deems reliable, unless such date is not a Trading Day, in which case it shall be the closing price quoted on such exchange on the last Trading Day immediately preceding the date of determination, and
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the closing price for such stock on the date of determination, as quoted by such source as the Board deems reliable, unless such date is not a Trading Day, in which case it shall be the closing price quoted on the last Trading Day immediately preceding the date of determination, and
(iii)In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.
(k)“Non-Section 423(b) Component” shall mean the provisions of the Plan that allow for the grant of an option under the Plan to an Employee of a Non-Section 423(b) Employer outside the scope of and not in compliance with the requirements set forth in Section 423(b) of the Code.
(l)“Non-Section 423(b) Employer” shall mean any Subsidiary that has been designated by the Board as eligible to participate in the Non-Section 423(b) Component of the Plan.
(m)“Participant” shall mean an eligible Employee who has enrolled in the Plan.
(n)“Participation Period” shall mean a 12-month period established under this Plan during which an option granted pursuant to the Plan may be exercised unless earlier terminated as provided herein. Each Participation Period will be 12 months in duration and shall begin at 12:01 a.m. on November 1 or May 1 of each year, as applicable to the Participant, and end at 11:59 p.m. on October 31 or April 30, respectively. The Board may change the duration and timing of Participation Periods pursuant to Sections 4, 18(b), 18(c), 19(b) or 19(c) hereof. As used herein, “Participation Period” shall also mean “Special Participation Period,” where applicable.
(o)“Plan” shall mean this 2020 Employee Stock Purchase Plan, including both the Section 423(b) Component and the Non-Section 423(b) Component, as it may be amended from time to time.

(p)“Purchase Date” shall mean each April 30 and October 31 during a Participation Period (in the order in which these dates appear during the Participation Period). The Board may change the Purchase Date pursuant to Sections 4, 18(b), 18(c), 19(b) or 19(c) hereof. As used herein, “Purchase Date” shall also mean “New Purchase Date,” where applicable.
(q)“Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or 85% of the Fair Market Value of a share of Common Stock on the applicable Purchase Date, whichever is lower. The Purchase Price may be adjusted by the Board pursuant to Sections 18(a) or 19(c) hereof.
(r)“Reserves” shall mean the number of shares of Common Stock covered by options under the Plan that have not been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not placed under option.
(s)“Section 423(b) Component” shall mean the provisions of the Plan that are designed to meet the requirements for an employee stock purchase plan as set forth in Section 423(b) of the Code, as amended. The provisions of the Section 423(b) Component shall be construed, administered and enforced in accordance with Section 423(b) of the Code.
(t)“Section 423(b) Employer” shall mean the Company and any Subsidiary, domestic or foreign, that has been designated by the Board as eligible to participate in the Section 423(b) Component of the Plan. Any Subsidiary that was previously designated as eligible to participate in the Company’s 2005 Employee Stock Purchase Plan is hereby designated and shall be considered to be a Section 423(b) Employer for purposes of this Plan without the requirement for further designation by the Board; provided, however, that any new Board designation of such entity as a Non-Section 423(b) Employer shall supersede any prior designation or deemed designation.
(u)“Special Participation Periods” shall mean interim Participation Periods created at the discretion of the Board enabling Employees of Subsidiaries that become Designated Subsidiaries of the Company after an Enrollment Date but more than three (3) months prior to the next succeeding Enrollment Date to participate in the Section 423(b) Component or Non-Section 423(b) Component of the Plan, as applicable. The Enrollment Date of a Special Participation Period shall be a date specified by the Board, and the last day of a Special Participation Period shall be the second succeeding Purchase Date under the Plan.
(v)“Subsidiary” shall mean a corporation, domestic or foreign, other than the Company, in an unbroken chain of corporations beginning with the Company, if, at the time of grant of an option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(w)“Trading Day” shall mean a day on which U.S. stock exchanges and the NASDAQ System are open for trading.
3.Eligibility.
(a)Any Employee employed by an Employer for 30 continuous days prior to a given Enrollment Date shall be eligible to participate in the Plan; provided, however, that, (i) for Employees participating in the Non-Section 423(b) Component, to the extent required by the laws of the applicable jurisdiction, an Employee may be eligible to participate in the Plan, notwithstanding that he or she has not been employed by an Employer for 30 continuous days prior to a given Enrollment Date, and (ii) as provided more fully in Section 21 below, the Board may adopt administrative rules, procedures and/or sub-plans limiting the eligibility of or participation by any Employee of a Non-Section 423(b) Employer. The foregoing notwithstanding, only employees of the applicable Designated Subsidiary shall be eligible to participate in a Special Participation Period.

(b)Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan to the extent that (i) immediately after such grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock (and/or hold outstanding options to purchase capital stock) representing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) the Employee’s rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and its Subsidiaries accrues at a rate that exceeds $25,000 of stock (determined at the Fair Market Value of the shares on the date of grant) for each calendar year in which such option is outstanding at any time (or such lower limitations that may be imposed with respect to eligible Employees who are subject to laws of a foreign jurisdiction where lower limitations are required).
(c)Any provisions of the Plan to the contrary notwithstanding, an Employee who has received a hardship withdrawal from the Company’s 401(k) plan, or the 401(k) plan of any Designated Subsidiary, shall be subject to an automatic 6-month suspension on participation in the Plan on account of such hardship withdrawal to the fullest extent permitted by the Code.
4.Participation Periods. The Plan shall be implemented with overlapping Participation Periods of 12 months’ duration, with new Participation Periods beginning November 1 and May 1 each year. Each Participant shall only be enrolled in one Participation Period at any given time. Each eligible Employee will initially be enrolled in the first Participation Period that commences after the date the Company’s stock plan administrator receives the Participant’s subscription agreement in accordance with Section 5(a) below. Provided the Participant’s participation in the Plan is not terminated (other than as provided in Section 7(b) hereof), and the Plan is not otherwise terminated, as provided in the Plan prior to the Enrollment Date for the next consecutive Participation Period commencing on the same day of the year, such Participant will remain continuously enrolled in the Participation Periods that commence on that day each year. Except as otherwise provided in the Plan, each Participation Period shall have two Purchase Dates, April 30 and October 31 (in the order in which these dates appear during the Participation Period). The Board may change the duration and timing of Participation Periods and Purchase Dates, provided that any such change that is determined by the Board to adversely affect Participants is announced at least 10 days prior to the scheduled beginning of the first Participation Period to be affected thereafter
5.Participation
(a)An eligible Employee may become a Participant in the Plan by completing a subscription agreement in a form provided by the Board authorizing payroll deductions or contributions, where permitted, and filing it manually, or in the manner prescribed by the Board, with the Company’s stock plan administrator by such time as prescribed by the Board, or through such other telephone or electronic arrangements as the Company’s stock plan administrator may prescribe. Contributions other than payroll deductions shall be permitted only to correct errors in the administration of a valid payroll deduction authorization or for an Employee of a Non-Section 423(b) Employer participating in the Non-Section 423(b) Component if the rules of a foreign country prohibit the Non-Section 423(b) Employer from making payroll deductions with respect to such eligible Employee’s Plan participation.
(b)Payroll deductions/contributions for a new Participant shall begin as soon as administratively possible following the Enrollment Date of the Participant’s initial Participation Period, which in any event shall not be later than the first full payroll period that begins on or after such Enrollment Date, and shall continue unless and until the Participant’s participation in the Plan is terminated, or the Plan is otherwise terminated, as provided in the Plan.

6.Payroll Deductions.
(a)At the time a Participant files a subscription agreement, the Participant shall elect to have payroll deductions made on each pay day during the applicable Participation Periods (subject to Section 5(b)) or, where applicable, contributions made in accordance with the established contribution schedule, in whole percentages only not exceeding 15% of the Compensation that the Participant receives on each pay day during the Participation Periods.
(b)All payroll deductions made for or contributions made by a Participant shall be credited to the Participant’s account under the Plan.
(c)A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof or may increase to as high as 15% or decrease to as low as 0% the rate of his or her payroll deductions/contributions by completing and filing with the Company a new subscription agreement authorizing a change in payroll deduction/contribution rate. A decrease in rate shall be effective with the first full payroll period that begins after the Company’s stock plan administrator receives the new subscription agreement. An increase in rate shall be effective as soon as administratively possible following the next succeeding Enrollment Date under the Plan (i.e., November 1 or May 1), without regard to whether such Enrollment Date is the first day of a Participation Period for the Participant, which in any event shall not be later than the first full payroll period that begins on or after such Enrollment Date.
(d)A Participant’s subscription agreement shall remain in effect for successive Participation Periods unless changed by the Participant as provided in Section 6(c) above (in which case the modified subscription agreement shall remain in effect for successive Participation Periods as provided herein) or unless the Participant’s participation in the Plan is terminated, or the Plan is otherwise terminated, as provided in the Plan.
(e)Notwithstanding the foregoing, to the extent necessary to comply with the $25,000 calendar-year accrual and the 5% ownership limitations set forth in Section 3(b), a Participant’s payroll deductions/ contributions may be decreased to 0% at any time prior to a Purchase Date. Payroll deductions/ contributions at the rate provided in such Participant’s then-current subscription agreement shall resume immediately following such Purchase Date, unless the Participant’s participation in the Plan is sooner terminated, or the Plan is otherwise terminated, as provided in the Plan.
7.Grant of Option.
(a)On the Enrollment Date of each Participation Period applicable to a Participant, the Participant shall be granted an option to purchase on each Purchase Date of such Participation Period at the applicable Purchase Price up to the number of shares of Common Stock determined by dividing the sum of the Participant’s payroll deductions/contributions accumulated on or prior to such Purchase Date and retained in the Participant’s account, by the applicable Purchase Price; provided, however, that in no event shall a Participant be permitted to purchase on any Purchase Date more than 2,000 shares of Common Stock (subject to adjustment pursuant to Section 18(a)), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 8(b) hereof. The Board may, in its absolute discretion, for future Participation Periods increase or decrease the maximum number of shares of Common Stock a Participant may purchase on a Purchase Date. Exercise of an option shall occur as provided in Section 8, unless the Participant is automatically withdrawn and reenrolled as provided in Section 7(b) hereof, the Participant’s participation in the Plan is terminated, or the Plan is otherwise terminated, as provided in the Plan, or the option is otherwise sooner terminated as provided in the Plan.
(b)To the extent permitted by any applicable laws, regulations, or stock exchange rules, if the Fair Market Value of the Common Stock on the Trading Day immediately preceding the Enrollment Date for a Participation Period is lower than the Fair Market Value of the Common Stock on the

Enrollment Date for the immediately preceding Participation Period, then all Participants in the immediately preceding Participation Period shall automatically be withdrawn from the immediately preceding Participation Period at 11:59 p.m. on the first Purchase Date of such Participation Period (after the exercise of their options on such date) and re-enrolled in the next succeeding Participation Period effective as of 12:01 a.m. on the Enrollment Date of the next succeeding Participation Period.
8.Exercise of Option.
(a)Unless a Participant’s participation in the Plan is sooner terminated (including as provided in Section 7(b)), or the Plan is sooner terminated, or the option is otherwise sooner terminated, all as provided in the Plan, the Participant’s option shall be exercised automatically on each Purchase Date for the Participation Period applicable to the Participant, and the maximum number of full shares subject to the option (as limited by Section 3(b), 7(a) and/or 8(b)) shall be purchased for the Participant at the applicable Purchase Price with the accumulated payroll deductions/ contributions. No fractional shares shall be purchased. If the balance in a Participant’s account after the purchase is made is not sufficient to purchase a full share at the applicable Purchase Price, the balance shall be retained in the Participant’s account until the next Purchase Date, subject to earlier termination of the Participant’s participation in the Plan, or earlier termination of the option or Plan, as provided in the Plan. If the maximum number of full shares that the Participant is eligible to purchase is limited by Section 3(b), 7(a) or 8(b) such that a balance greater than the amount needed to purchase a full share at the applicable Purchase Price remains in the Participant’s account after the purchase is made on the second Purchase Date of a Participation Period, the entire balance will be refunded to the Participant. If a Participant is automatically withdrawn and reenrolled pursuant to Section 8(b) and at that time a balance greater than the amount needed to purchase a full share at the applicable Purchase Price remains in the Participant’s account, the entire balance will be refunded to the Participant.
(b)If the Board determines that on a given Purchase Date the number of shares with respect to which options are to be exercised exceeds the number of shares of Common Stock available for sale under the Plan as of such Purchase Date, the Board may, in its sole discretion, provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Purchase Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants. With respect to any payroll deductions/contributions accumulated in a Participant’s account that are not used to purchase shares of Common Stock in a Participation Period pursuant to the preceding sentence, the Board shall direct the refund of such payroll deductions/ contributions to the Participant. In the event the Board, in its sole discretion, determines that it shall not seek authorization from the Company’s stockholders for additional shares for issuance under the Plan with respect to a subsequent Participation Period, the Plan shall automatically terminate.
(c)All rights to purchase Common Stock offered on a Purchase Date must be exercised within five (5) years of such Purchase Date.
9.Delivery.
(a)As promptly as practicable after each Purchase Date, the Company shall arrange the delivery, electronically or otherwise, to accounts in the Participants’ names at a brokerage company selected by the Company of the shares purchased upon exercise of options.
(b)A Participant may withdraw his or her shares of Common Stock credited to his or her brokerage account at any time (subject to reasonable costs, which are the responsibility of the Participant). For Participants in the Section 423(b) Component, any stock certificate distributed to a Participant may contain a legend requiring notification to the Company of any transfer or sale of the shares of Common Stock prior to the date two years after the beginning date of a Participation Period pursuant to which the shares were purchased.

10.Withdrawal.
(a)A Participant may withdraw all, but not less than all, of the payroll deductions/contributions at any time prior to the Purchase Date for a Participation Period by giving written notice to the Company in a form provided by the Company. Such payroll deductions/contributions shall be paid to the Participant promptly after receipt of the Participant’s notice of withdrawal. The Participant’s option for such Participation Period shall automatically terminate, and no further payroll deductions/contributions for the purchase of shares by such Participant shall be made during such Participation Period. If a Participant withdraws from a Participation Period, other than as provided in Section 7(b) hereof, payroll deductions/contributions for the Participant’s account shall not resume at the beginning of the next succeeding Participation Period unless the Participant timely delivers to the Company a new subscription agreement.
(b)A Participant’s withdrawal from a Participation Period shall not have any effect upon the Participant’s eligibility to participate in any similar plan that may thereafter be adopted by an Employer or in any succeeding Participation Period that begins after the Participation Period from which the Participant withdraws.

11.Termination of Employment. Upon a Participant’s ceasing to be an Employee for any reason during a Participation Period, the Participant shall be deemed to have withdrawn from the Plan as of the effective date of his or her termination of employment, his or her option(s) shall be terminated automatically, and the payroll deductions/contributions credited to the Participant’s account under the Plan during the Participation Period but not yet used to exercise the Participant’s option(s) shall be refunded to the Participant.
12.Interest. Interest shall not accrue on the payroll deductions/contributions of a Participant in the Plan.
13.Stock.
(a)Subject to adjustment pursuant to Section 18(a), the maximum number of shares of the Common Stock authorized for issuance under the Plan is six million (6,000,000) shares. Such shares shall be made available from Common Stock currently authorized but unissued. For avoidance of doubt, up to the maximum number of shares authorized for issuance in this Section 13 may be used to satisfy purchases under the Section 423(b) Component of the Plan and any remaining portion of such maximum number of shares may be used to satisfy purchases under the Non-Section 423(b) Component of the Plan.
(b)Participants shall have no interest or voting rights in shares covered by options until such options have been exercised.
14.Administration.
(a)The Plan shall be administered by the Board. The Board shall have the authority and power to administer the Plan and to make, adopt, construe and enforce rules and regulations not inconsistent with the provisions of the Plan. The Board shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the subscription agreement, payroll withholding authorizations, withdrawal documents and all other notices required hereunder. The Board shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, including which entities shall be Designated Subsidiaries, Section 423(b) Employers or Non-Section 423(b) Employers, and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board shall, to the full extent permitted by law, be final and binding upon all parties.

(b)Notwithstanding the foregoing, the Board may delegate, by resolutions adopted prior to or after the effective date of the Plan, any or all of its authority and responsibilities hereunder to such individual(s) or committee (which may be comprised of Employees, members of the Board, or a combination thereof) as the Board shall designate, to the extent such delegation is permitted by applicable law, the articles and bylaws of the Company and the applicable stock exchange or national market system rules. In the event of such delegation, all references herein to the Board shall, to the extent applicable, be deemed to refer to and include such individual(s) or committee.
15.Transferability. No payroll deductions/contributions credited to a Participant’s account under the Plan and no rights with regard to the exercise of an option under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant (other than by will or the laws of descent and distribution). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 10 hereof.
16.Use of Funds. Payroll deductions/contributions received or held by an Employer under the Plan may be used by such Employer for any corporate purpose. The Employer shall not be obligated to segregate such payroll deductions/contributions, except to the extent such segregation is required by the laws of a jurisdiction applicable to the Employer.
17.Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of account will be made available to Participants following each Purchase Date, which statements shall set forth the total amount used from the Participant’s account to purchase Common Stock, the Purchase Price, the number of shares purchased, and the remaining cash balance, if any, in the Participant’s account.
18.Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.
(a)Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each Participant may purchase on a Purchase Date, and the price per share and the number of shares of Common Stock covered by each outstanding option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. The conversion of convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustments shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
(b)In the event of the proposed dissolution or liquidation of the Company, the Participation Periods then in progress shall be shortened by setting one new Purchase Date for both Participation Periods (the “New Purchase Date”), which shall be prior to the Date of the Company’s proposed dissolution or liquidation and shall be the last Purchase Date under the Plan. The Plan shall terminate immediately after the New Purchase Date and prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The Board shall notify each Participant in writing at least 10 business days prior to the New Purchase Date that the Purchase Date(s) for the Participant’s option has/have been changed to the New Purchase Date and that the Participant’s option shall be exercised automatically on the New Purchase Date, unless prior to such date the Participant’s participation in the Plan is terminated as provided in the Plan.
(c)In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, outstanding options shall be assumed or equivalent options substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the options, the Participation Periods then in progress shall be shortened by setting one New Purchase Date. The New Purchase Date shall be prior to the date of the Company’s proposed sale or merger. The Plan shall terminate immediately after the New Purchase Date and prior to the consummation of such proposed sale or merger, unless provided otherwise by the Board. The Board shall notify each Participant in writing at least 10 business days prior to the New Purchase Date that the Purchase Date(s) for the Participant’s option has/have been changed to the New Purchase Date and that the Participant’s option shall be exercised automatically on the New Purchase Date, unless prior to such date the Participant’s participation in the Plan is terminated as provided in the Plan.
19.Amendment or Termination.
(a)The Board may at any time and for any reason amend the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is set after such Board action if such stockholder approval is required by any federal, national or state law or regulation of the United States or applicable foreign jurisdiction or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise in its discretion determine to submit other such changes to the Plan to stockholders for approval; provided, however, that no such action may, without the consent of an affected Participant, materially impair the rights of such Participant with respect to any shares of Common Stock theretofore purchased by him or her under the Plan.
(b)Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Board shall be entitled to designate or un-designate entities as Designated Subsidiaries, Section 423(b) Employers or Non-Section 423(b) Employers, change the Participation Periods, limit the frequency and/or number of changes permitted in the amount withheld or contributed during a Participation Period, establish the exchange ratio applicable to amounts withheld or contributed in a currency other than U. S. Dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Employer’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond to amounts withheld from the Participant’s Compensation, and establish such other limitations and procedures that the Board determines in its sole discretion advisable and that are consistent with the Plan and the Code.
(c)If the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequences, including, but not limited to:
(i)Increasing the Purchase Price for any Participation Period, including a Participation Period underway at the time of the change in Purchase Price;
(ii)Shortening any Participation Period so that the Participation Period ends on a new Purchase Date, including a Participation Period underway at the time of the Board action; and/or
(iii)Allocating shares.
Notwithstanding anything in the Plan to the contrary, such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

(d)The Plan shall continue in effect unless terminated pursuant to action by the Board, which shall have the right to terminate the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the termination of the Plan, the balance, if any, then standing to the credit of each Participant in his or her Plan account shall be paid to the Participant and shares of Common Stock theretofore purchased for the Participant under the Plan shall continue to be handled in the manner provided in Section 9.
20.Section 423(b) Component. Notwithstanding anything in the Plan to the contrary, for purposes of the Section 423(b) Component, the Board, in its sole discretion, may vary the terms and conditions of separate offerings within the Section 423(b) Component by adopting administrative rules and procedures applicable to such Section 423(b) offering, regarding, without limitation, eligibility of an Employee or group of Employees to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), the exchange ratio applicable to amounts withheld or contributed in a currency other than U.S. Dollars, obligations to pay payroll and/or applicable withholding taxes, withholding procedures, and procedures for share issuances, in order to conform such terms to the requirements of a jurisdiction outside of the United States in which an eligible Employee is located, in accordance with the goals and objectives of the Plan, and in order to facilitate the operation of the Plan in such jurisdictions. In this regard, unless the Board otherwise determines, the Employees of each Section 423(b) Employer shall be deemed to participate in a separate offering from the Company; the terms of participation within any such offering to the Employees of a Section 423(b) Employer shall be the same for all Employees in such offering, as determined in accordance with Section 423(b) of the Code.
21.Non-Section 423(b) Component. Notwithstanding anything in the Plan to the contrary, for purposes of the Non-Section 423(b) Component, the Board may, in its sole discretion, adopt administrative rules, procedures and sub-plans applicable to Non-Section 423(b) Employers which are outside the scope of Section 423 of the Code, regarding, without limitation, eligibility of an Employee or group of Employees to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), the exchange ratio applicable to amounts withheld or contributed in a currency other than U.S. Dollars, obligations to pay payroll and/or other applicable withholding taxes, withholding procedures, and procedures for share issuances, in order to conform such terms to the requirements of a jurisdiction outside of the United States in which an eligible Employee is located, in accordance with the goals and objective of the Plan, in order to facilitate the operation of the Plan in such jurisdictions and/or in order to exclude Employees who are located in a specific jurisdiction as may be determined advisable by the Board. For purposes of clarity, the terms and conditions contained herein that are subject to variation for each Non-Section 423(b) Employer shall be documented in writing and approved by the Board.
22.Administrative Costs. The Company will pay the expenses incurred in the administration of the Plan other than any fees or transfer, excise or similar taxes imposed on the transaction pursuant to which any shares of Common Stock are purchased. The Participant will pay any transaction fees or commissions on any sale of the shares of Common Stock and may also be charged the reasonable costs associated with issuing a stock certificate if one is requested by the Participant.
23.Tax Obligations. To the extent any (i) grant of an option to purchase Common Stock hereunder, (ii) purchase of Common Stock hereunder, or (iii) disposition of Common Stock purchased hereunder gives rise to any tax withholding obligation (including, without limitation, income tax, social insurance, payroll tax, payment on account or other withholding taxes imposed by any jurisdiction), the Board may implement appropriate procedures to ensure that such tax withholding obligations are met. Such procedures may include, without limitation, increased withholding from an Employee’s current compensation, cash payments to an Employer by an Employee, or a sale of a portion of the Common Stock purchased under the Plan, which sale may be required and initiated by the Company. Any such procedure, including offering choices among procedures, will be applied consistently with respect to all similarly situated Employees participating in the Plan (or in an offering under the Plan), except to the extent any procedure may not be permitted under the laws of the applicable jurisdiction. For purposes of determining similarly situated Employees, Employees who are participating in the Section 423(b) Component shall not be considered to be similarly situated to Employees who are participating in the Non-Section 423(b) Component of the Plan.

24.Notices. All notices or other communications by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
25.Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the delivery of such shares complies with all applicable provisions of law, domestic or foreign, including, without limitation, the Code, the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
26.Term of Plan; Effective Date. The Plan shall become effective on November 1, 2020, subject to and conditioned upon approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under applicable law. The Plan shall continue in effect for a term of 10 years unless sooner terminated in accordance with its terms.
27.Severability of Provisions; Prevailing Law. The provisions of the Plan shall be deemed severable. If any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the State of North Carolina, to the extent such laws are not in conflict with, or superseded by, United States federal law. All times stated in the Plan shall refer to the time in Durham, North Carolina, USA.
28.Authorization to Release Necessary Personal Information.
(a)As a condition of participating in the Plan, each Employee hereby authorizes and directs Employee’s employer to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding Employee’s employment, the nature and amount of Employee’s compensation and the fact and conditions of Employee’s participation in the Plan (including, but not limited to, Employee’s name, home address, telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of shares of Common Stock held and the details of all options or any other entitlement to shares of Common Stock awarded, cancelled, exercised or outstanding) for the purpose of implementing, administering and managing Employee’s participation in the Plan. Employee understands that the Data may be transferred to the Company or any of its Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a broker or other third party assisting with the exercise of options under the Plan or with whom shares of Common Stock acquired upon exercise of this option or cash from the sale of such shares may be deposited. Employee acknowledges that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of Employee’s residence. Furthermore, Employee acknowledges and understands that the transfer of the Data to the Company or any of its Subsidiaries, or to any third parties is necessary for Employee’s participation in the Plan.
(b)Employee may at any time withdraw the consents herein, by contacting Employee’s local human resources representative in writing. Employee further acknowledges that withdrawal of consent may affect Employee’s ability to exercise or realize benefits from the option and Employee’s ability to participate in the Plan.